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                                                             EXHIBIT 5


                           WEIL, GOTSHAL & MANGES
             A Partnership Including Professional Corporations
                 767 Fifth Avenue  New York, NY  10153-0119
                               (212) 310-8000
                            Fax: (212) 310-8007



Writer's Direct Line

                                June 5, 1995



     Lumex, Inc.
     81 Spence Street
     Bay Shore, NY  11706

     Gentlemen:

               We have acted as counsel to Lumex, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). Capitalized terms defined in the Registration Statement and used but not otherwise defined herein are used herein as so defined.

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions here-inafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently esta-blished, we have relied upon certificates or comparable documents of officers and representatives of the Company.

               Based on the foregoing, and subject to the qualifica-tions stated herein, we are of the opinion that the 250,000 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") to be issued and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Lumex, Inc. 1995 Omnibus Incentive Plan will be validly issued, fully paid and nonassessable.





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     Lumex, Inc.
     June 5, 1995
     Page 2

               The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

               We hereby consent to be named in the Prospectus as the attorneys who have passed upon the legality of the securities being offered thereby and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES